ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                                   SUITE 1900
                          200 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301
                           Direct Line: (954) 766-7858




                                  June 27, 1996


Oryx Technology Corp.
47341 Bayside Parkway
Fremont, CA 94538

         Re: Registration Statement on Form S-8; Oryx Technology Corp. (the "Company"); - 825,000 Shares of Common Stock

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by the Company and the resale of an aggregate of 825,000 shares of Common Stock, par value $.001 per share (the "Common Stock") to be sold by the selling security holders described in the Registration Statement pursuant to the Company's Incentive and Nonqualified Stock Option Plan (the "I and N Plan") and the Company's 1995 Director's Nonqualified Stock Option Plan (the "Plan"). The shares of Common Stock to be sold consist of (i) 600,000 shares of Common Stock issuable upon exercise of Common Stock purchase options under the I and N Plan and (ii) 225,000 shares of Common Stock issuable upon exercise of the Company's Common Stock purchase options pursuant to the Plan (collectively the "Options").

         In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Certificate of Incorporation, By-Laws, the I and N Plan and the Plan and various agreements and written options provided to officers, directors and key employees of the Company, corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have

Oryx Technology Corp.
June 27, 1996
Page 2



necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

         Based upon and in reliance of the foregoing, we are of the opinion that the Common Stock to be issued upon exercise of the Options, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

                                       Very truly yours,

                                       ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                                       ----------------------------------------
                                       /s/ Atlas, Pearlman, Trop & Borkson, P.A.

JMS/bb
3550.01